UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2014

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

1770 Ximeno Avenue, # 104
Long Beach, California	90804
(Address of Principal Executive Offices)	(Zip Code)

(949) 945-8069

(Telephone number, including area code)

Forward Looking Statements

This Form 8-K and other reports filed by Exobox Technologies Corp.  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Exobox Technologies Corp.’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Exobox Technologies Corp. as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Exobox Technologies Corp. and its subsidiaries and controlled companies.

The sole purpose of this amendment is to clarify that the total number of authorized common stock has been increased to 3,000,000,000 shares.

Item 3.02. Unregistered Sales of Equity Securities.

Effective upon the filing of the amendment to the Articles of Incorporation set forth in Item 5.03, the Company accepted the conversion by Mr. Shaun Irvine, the executive officer and director, of his 5,000 shares of Series D Convertible Preferred Stock according to their terms into 500,000,000 shares of common stock.  Upon the conversion of all 5,000 outstanding shares of Series D Convertible Preferred Stock into common stock, the Series D Convertible Preferred Stock, which was authorized by the Certificate of Designation filed on January 20, 2014, shall cease to be authorized.

The conversion was exempt from registration under Securities Act Section 3(a)(9)  as an exchange of securities of the issuer without the payment of additional consideration.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2014, the Company filed a previously approved amendment to its Articles of Incorporation. The amendment was approved by the Board of Directors and by the majority shareholder acting by consent action pursuant to the Nevada General Corporation Law. The amendments are as follows: the number of authorized common stock was increased from 500 million to 3,000,000,000 shares; the par value was reduced from $.001 to $.00001 per share; the previously authorized but unissued Series A, B and C Convertible Preferred Stock was deleted; and the Series D Convertible Preferred Stock was also deleted effective upon the conversion of all 5,000 outstanding shares. (See Item 3.02 above)  The par value of the common and preferred stock was reduced since the common stock is currently trading below par value.

The increase in authorized common stock and the elimination of the specifically authorized Series A-D of preferred stock was to simplify the Company’s capital structure. The Articles of Incorporation authorized the issuance of up to 10 million shares of preferred stock, with such preferences and limitations as may be determined by the Board of Directors. That provision was unchanged in the amendment, but since the Series A-D Convertible Preferred Stock was eliminated, the full 10 million shares are available for issuance. The Company has no present plans to authorize the issuance of any of the preferred stock.

.

Item 8.01    Other Events

On April 3, 2014, the Company filed an action against Zachary Tsambis in the United States District Court, District of Nevada for interference with prospective economic advantage and civil conspiracy. The Company alleges that Tsambis and others damaged the Company by filing a lawsuit in Texas, which ultimately prevented the Company from acquiring an equity interest in another corporation. Through discovery in the Nevada case the Company acquired the names of several individuals and one business that conspired with Tsambis to damage the Company by filing the Texas lawsuit. The Company has moved the Nevada court for permission to name the following as co-conspirators in the

Nevada case:

James Patrick Kerr South Belt Air Conditioning and Heating, Inc. Eddy Carpenter Scott Carpenter
Ronnie Ragone
Mike and Dorthy Rodgers
Atakis Kontoulis
James Kubecka
Osama Gataani
Rick Hoover
Slade Lewis
Leona Robinson
Nick Distefano
Zandy Williams
Charles Sharpless
Ted Ramirez
Mike Rodgers
Kevin Lochridge
Bruce Gale
Charles Sharpless
Donald Bielat
Fern Travis
Jill Cox
John Barnes
Kevin Lochridge
Kevin Morris
Lonnie Anderson
Marc Cabian
Michael Rougeou
Mike Bowen
Nick Distefano
Noah Franklin
Charles Sharpless
Constatine Tsou
Rick Hoover
Phylllis George
Randy Hudson
Candice Morris
Raymond Morris
Mike Bowen
Sharon Baker
Stephen Thornton
Steve Adams
Steven Cain
Steven Peairson
Ted Ramirez
Vicki Davis
William McIlvride
JoAnn Tsambis
John Adling
Mark Anderson
Nicole Lawrence
Osama Gataani
Phyllis George
Phillip Ochs
Robert Hammons
Ron Swanson
Sean Metts
Sharon Baker
Steve Adams
Takis Kontoulis
Welsey Hendley

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Shaun Irvine

Shaun Irvine, Chief Executive Officer

Dated: December 5, 2014